UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K
___________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 21, 2022
__________________________________

VALVOLINE INC.
(Exact name of registrant as specified in its charter)
___________________________________

Kentucky	001-37884	30-0939371
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Valvoline Way
Lexington, KY 40509
(Address of Principal Executive Offices)

(859) 357-7777
(Registrant’s telephone number, including area code)
___________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	VVV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b). On April 21, 2022, Stephen F. Kirk announced his decision to retire from the Board of Directors (the “Board”) of Valvoline Inc. (the “Company”), effective as of the close of business on June 30, 2022. The Company is extremely grateful to Mr. Kirk for his service on the Board, and as Chairman from October 2017 through January 2022, and values his leadership guiding the Company’s strategic transformation to a more services-driven business model. Mr. Kirk’s retirement from the Board did not result from any disagreement with the Company.

(d). On April 21, 2022, the Board approved the recommendation of the Governance & Nominating Committee of the Board that Jennifer Slater be elected to the Board, effective July 1, 2022. Ms. Slater will serve on the Board's Compensation and Governance & Nominating Committees.

As a non-employee director, Ms. Slater will be entitled to receive compensation in accordance with the Company's non-employee director compensation program, which provides that non-employee directors shall receive an (i) annual cash retainer in the amount of $100,000, paid quarterly; and (ii) annual equity retainer in the form of restricted stock units with a grant date value of $135,000, pro-rated for less than a full year of service. Based on the date Ms. Slater is expected to join the Board, the Compensation Committee approved a pro-rated restricted stock unit award for Ms. Slater with a grant date value of $77,300, which will be granted on July 1, 2022. The restricted stock units will become fully vested on July 1, 2023, subject to Ms. Slater’s continuous service as a member of the Board on such date.

There are no arrangements or understandings between Ms. Slater and any other person pursuant to which she was elected as a director. There are no transactions or proposed transactions between Ms. Slater and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

A copy of the press release issued by the Company on April 27, 2022 announcing the retirement of Mr. Kirk from the Board and the election of Ms. Slater to the Board is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description of Exhibit.
99.1	Press Release, dated April 27, 2022.
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALVOLINE INC.

Date: April 27, 2022	By:	/s/ Julie M. O'Daniel
Julie M. O'Daniel
Senior Vice President, Chief Legal Officer and Corporate Secretary

3